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                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints GERALD J. POLLACK, LISA M. PALUMBO and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other and with full power of substitution and resubstitution to sign in the name of such person and in each of his or her offices and capacities in Rayonier Inc. (the "Company") the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 of the Company, and to file the same, and any amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Dated:   March 17, 2000

/s/ W.LEE NUTTER
W. Lee Nutter
Chairman of the Board, President,
Chief Executive Officer and Director

/s/ RAND V. ARASKOG
Rand V. Araskog
Director

/s/ RONALD M. GROSS
Ronald M. Gross
Director

/s/ PAUL G. KIRK, JR
Paul G. Kirk, Jr.
Director

/s/ KATHERINE D. ORTEGA
Katherine D. Ortega
Director

/s/ BURNELL R. ROBERTS
Burnell R. Roberts
Director

/s/ CARL S. SLOANE
Carl S. Sloane
Director

/s/ NICHOLAS L. TRIVISONNO
Nicholas L. Trivisonno
Director

/s/ GORDON I. ULMER
Gordon I. Ulmer
Director